CREDIT SUISSE FIRST BOSTON                                                 Exhibit 20          Page 1

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                      April 1, 1998 through April 30, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                        $110,004,479.62
(B) Class A Noteholders' Percentage                                                           67.00%
(C) Original Class A Note Balance                                                    $73,703,000.00
(D) Class A Note Rate                                                                          6.20%
(E) Class B Noteholders' Percentage                                                           17.00%
(F) Original Class B Note Balance                                                    $18,700,000.00
(G) Class B Note Rate                                                                          6.40%
(H) Class C Noteholders' Percentage                                                           10.00%
(I) Original Class C Note Balance                                                    $11,000,000.00
(J) Class C Note Rate                                                                          7.00%
(K) Class D Certificateholders' Percentage                                                     6.00%
(L) Original Class D Certificate Balance                                              $6,601,479.62
(M) Class D Certificate Rate                                                                   0.00%
(N) Servicing Fee Rate                                                                         3.50%
(O) Original Weighted Average Coupon (WAC)                                                    20.03%
(P) Original Weighted Average Remaining Term (WAM)                                            54.45 months
(Q) Number of Contracts                                                                       9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                            5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                            2,200,089.59
    (iii) Initial Deposit                                                              1,650,067.19

(S) Noteholders' Percentage                                                                   94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                      Total Trust
------------------------------------------------                                      -----------

(A) Total Portfolio Outstanding                                                      $86,013,707.92
(B) Total Portfolio Pool Factor                                                           0.7819110
(C) Class A Note Balance                                                             $57,281,588.81
(D) Class A Principal Factor                                                              0.7771948
(E) Class A Interest Carryover Shortfall                                                       0.00
(F) Class A Principal Carryover Shortfall                                                      0.00
(G) Class B Note Balance                                                             $14,533,542.88
(H) Class B Principal Factor                                                              0.7771948
(I) Class B Interest Carryover Shortfall                                                       0.00
(J) Class B Principal Carryover Shortfall                                                      0.00
(K) Class C Note Balance                                                              $8,549,142.87
(L) Class C Principal Factor                                                              0.7771948
(M) Class C Interest Carryover Shortfall                                                       0.00
(N) Class C Principal Carryover Shortfall                                                      0.00
(O) Class D Certificate Balance                                                       $5,649,433.38
(P) Reserve Account Balance                                                            3,599,530.59
(Q) Payahead Account Balance                                                             169,520.56
(R) Aggregate Subordinated Servicing Fees to Date                                      2,062,176.61
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                        0.00
(T) Cumulative Net Losses for All Prior Periods                                        6,562,079.25
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                      19.95%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                              47.85 months
(W) Number of Contracts                                                                       7,672

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                 $1,962,118.88
    (ii)  Interest Payments Received                                                   1,326,361.85
    (iii) Repurchased Loan Principal                                                           0.00
    (iv)  Repurchased Loan Interest                                                            0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                     0.00
(C) Amount Applied From Payahead Account                                                   9,130.42
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                      19.94%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                          46.92 months
(F) Remaining Number of Contracts                                                             7,468
(G) Delinquent Contracts

                                                    Contracts                                Amount
                                                    ---------                                ------

    (i)   30-59 Days Delinquent                           155        2.08%            $1,744,229.50           2.11%
    (ii)  60-89 Days Delinquent                             0        0.00%                     0.00           0.00%
    (iii) 90 Days or More Delinquent                        0        0.00%                     0.00           0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                          $638,801.33
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                           $1,450,733.32
    (ii)  Net Liquidation Proceeds Received During the Collection Period                 613,560.18
    (iii) Recoveries on Previously Liquidated Contracts                                  198,371.81
(C) Number of Financed Vehicles Repossessed but not yet Charged off                             140


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                     Vice-President               05/08/98
-------------------------------------------------                    ----------------
Signature                               Title                        Date

CREDIT SUISSE FIRST BOSTON                                                 Exhibit 20                         Page 2

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                      April 1, 1998 through April 30, 1998
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                           $1,962,118.88
(B) Interest Payments Received (C(A)ii)                                                            1,326,361.85
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                         811,931.99
(D) Principal on Repurchased Contracts (C(A)iii)                                                           0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                             0.00
                                                                                                 --------------

(F) Total Collections (A+B+C+D+E)                                                                 $4,100,412.72

                                                                                                 --------------

(G) Total Available Amount (F)                                                                    $4,100,412.72

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                           $1,962,118.88
(B) Principal on Repurchased Contracts (C(A)iii)                                                           0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                      1,450,733.32
                                                                                                 --------------
(D) Principal Distribution Amount (A+B+C)                                                         $3,412,852.20


(E) Current Servicing Fee (Subordinated)                                                            $250,873.31
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                  0.00
                                                                                                 --------------
(G) Total Servicing Fees Payable                                                                           0.00
(H) Servicing Fees Paid from Collection Account                                                            0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                        0.00
(J) Servicing Fee Shortfall                                                                                0.00
(K) Current Subordinated Servicing Fee                                                               250,873.31
(L) Aggregate Subordinated Servicing Fees Before (P)                                               2,313,049.92

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                             $295,954.88
    (ii)   Class A Interest Distributable Amount                                                     295,954.88
    (iii)   Class A Monthly Principal Distributable Amount                                         2,286,637.71
    (iv)   Class A Principal Distributable Amount                                                  2,286,637.71
                                                                                                 --------------

    (v) Total Distributable Amount (i+ii)                                                         $2,582,592.59
    (vi) Class A Interest Paid from Collection Account                                               295,954.88
    (vii) Reserve Account Draw for Class A Interest Payable                                               $0.00
    (viii) Class A Interest Carryover Shortfall                                                           $0.00
    (ix) Class A Principal Paid from Collection Account                                            2,286,637.71
    (x) Reserve Account Draw for Class A Principal Payable                                                 0.00
    (xi) Class A Principal Carryover Shortfall                                                             0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                              $77,512.23
    (ii)   Class B Interest Distributable Amount                                                      77,512.23
    (iii)   Class B Monthly Principal Distributable Amount                                           580,168.04
    (iv)   Class B Principal Distributable Amount                                                    580,168.04
                                                                                                 --------------

    (v) Total Distributable Amount (i+ii)                                                           $657,680.27
    (vi) Class B Interest Paid from Collection Account                                                77,512.23
    (vii) Reserve Account Draw for Class B Interest Payable                                               $0.00
    (viii) Class B Interest Carryover Shortfall                                                           $0.00
    (ix) Class B Principal Paid from Collection Account                                              580,168.04
    (x) Reserve Account Draw for Class B Principal Payable                                                 0.00
    (xi) Class B Principal Carryover Shortfall                                                             0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                              $49,870.00
    (ii)   Class C Interest Distributable Amount                                                      49,870.00
    (iii)   Class C Monthly Principal Distributable Amount                                           341,275.32
    (iv)   Class C Principal Distributable Amount                                                    341,275.32
                                                                                                 --------------

    (v) Total Distributable Amount (i+ii)                                                           $391,145.32
    (vi) Class C Interest Paid from Collection Account                                                49,870.00
    (vii) Reserve Account Draw for Class C Interest Payable                                               $0.00
    (viii) Class C Interest Carryover Shortfall                                                           $0.00
    (ix) Class C Principal Paid from Collection Account                                              341,275.32
    (x) Reserve Account Draw for Class C Principal Payable                                                 0.00
    (xi) Class C Principal Carryover Shortfall                                                             0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))            $2,313,049.92
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                         0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                   $2,313,049.92

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                   $204,771.13
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                            0.00

CREDIT SUISSE FIRST BOSTON                                                               Exhibit 20         Page 3

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                      April 1, 1998 through April 30, 1998

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                         $169,520.56
(B) Amounts Applied to Payahead Account (C(B))                                                                     0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                             9,130.42
                                                                                                       ----------------
(D) Ending Period Balance                                                                                   $160,390.14

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                                 Begin. of Period         End of Period
                                                                                 ----------------         -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                       $86,013,707.92       $82,600,855.72
    (ii)   Total Pool Factor                                                             0.7819110            0.7508863
    (iii)  Receivables Balance                                                       86,013,707.92        82,600,855.72
    (iv)   Prefunding Account Balance                                                         0.00                 0.00
    (v)    Class A Note Balance                                                     $57,281,588.81       $54,994,951.10
    (vi)   Class A Principal Factor                                                      0.7771948            0.7461698
    (vii)  Class B Note Balance                                                     $14,533,542.88       $13,953,374.84
    (viii) Class B Principal Factor                                                      0.7771948            0.7461698
    (ix)   Class C Note Balance                                                      $8,549,142.87        $8,207,867.55
    (viii) Class C Principal Factor                                                      0.7771948            0.7461698
    (ix)   Class D Certificate Balance                                               $5,649,433.38        $5,444,662.25

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                      19.95%               19.94%
    (ii)  Weighted Average Remaining Maturity (WAM)                                          47.85 months         46.92 months
    (iii) Remaining Number of Contracts                                                      7,672                7,468



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                           $3,599,530.59

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                     0.00

(I) Overcollateralization Amount                                                                         $27,605,904.62
(J) Maximum Specified Reserve Balance                                                                      5,500,223.98
(K) Specified Reserve Account Balance                                                                      5,500,223.98

(L) Amount Available for Deposit to the RA                                                                   468,994.54
                                                                                                       ----------------

(M) RA Balance Prior to Release                                                                           $4,068,525.13
(N) Specified Reserve Account Balance                                                                      5,500,223.98
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $4,068,525.13


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $638,801.33
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $1,450,733.32
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            613,560.18
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            198,371.81
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                     7,200,880.58

(D) Delinquent and Repossessed Contracts

                                                                           Contracts                            Amount
                                                                           ---------                            ------

    (i)   30-59 Days Delinquent (C(G)i)                                       155            2.08%        $1,744,229.50     2.11%
    (ii)  60-89 Days Delinquent (C(G)ii)                                        0            0.00%                 0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                  0            0.00%                 0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                  140            1.87%         1,496,486.11     1.81%


CREDIT SUISSE FIRST BOSTON                                                           Exhibit 20          Page 4

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                      April 1, 1998 through April 30, 1998


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------


(A) Ratio of Net Losses to the Pool Balance as of Each Collection
Period
(i) Second Preceeding Collection Period                                                            16.68%
(ii) Preceeding Collection Period                                                                  10.32%
(iii) Current Collection Period                                                                     8.91%
(iv) Three Month Average (Avg(i,ii,iii))                                                           11.97%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More and
Balance of Financed Vehicles Repossessed but not Charged off to
the Outstanding Pool Balance as of Each Collection Period
(i) Second Preceeding Collection Period                                                             2.11%
(ii) Preceeding Collection Period                                                                   1.90%
(iii) Current Collection Period                                                                     1.81%
(iv) Three Month Average (Avg(i,ii,iii))                                                            1.94%

(C) Cumulative Net Loss Ratio                                                                       6.55%

(D) Loss and Delinquency Trigger Indicator                                           Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                             4,100,412.72
(B) Servicing Fee Paid (II(H))                                                                      0.00
(C) Class A Interest Paid (II(M(vi)))                                                         295,954.88
(D) Class B Interest Paid (II(N(vi)))                                                          77,512.23
(E) Class C Interest Paid (II(O(vi)))                                                          49,870.00
(F) Class A Principal Paid (II(M(ix)))                                                      2,286,637.71
(G) Class B Principal Paid (II(N(ix)))                                                        580,168.04
(H) Class C Principal Paid (II(O(ix)))                                                        341,275.32
(I) Reserve Account Deposit                                                                   468,994.54
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                         0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                       0.00
(L) Releases to Seller                                                                              0.00

                                           AFG Receivables Trust 1997-B                        Exhibit 20 Page 5
                          Monthly Statement to Noteholders and Certificateholders
                                        Servicer: Key Bank USA, N.A.
                                   Sub Servicer: AutoFinance Group, Inc.
                                  Indenture Trustee: Bankers Trust Company
                                Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  April 1, 1998 through April 30, 1998
Distribution Date:  05/15/98
Month:              8

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant
to Section 5.6 of the Sale and Servicing Agreement

                                                                                                        Per $1,000 of Outstanding
                                                                                                         Class A/Class B/Class C
                                                                                                           Certificate Amount
                                                                                                        -------------------------
(i)  Principal Distribution
          Class A Note  Amount                                                           2,286,637.71          39.9192438
          Class B Note  Amount                                                             580,168.04          39.9192438
          Class C Note  Amount                                                             341,275.32          39.9192438
          Certificates  Amount                                                             204,771.13          36.2463133


(ii)  Interest Distribution
          Class A Note  Amount                                                             295,954.88           5.1666667
          Class B Note  Amount                                                              77,512.23           5.3333334
          Class C Note  Amount                                                              49,870.00           5.8333333



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)        82,600,855.72


(iv)   Class A Notes Balance (end of Collection Period)                                 54,994,951.10
        Class A Pool Factor (end of Collection Period)                                      0.7461698
        Class B Notes Balance (end of Collection Period)                                13,953,374.84
        Class B Pool Factor (end of Collection Period)                                      0.7461698
        Class C Notes Balance (end of Collection Period)                                 8,207,867.55
        Class C Pool Factor (end of Collection Period)                                      0.7461698
        Certificates Balance (end of Collection Period)                                  5,444,662.25



(v)  Basic Servicing Fee                                                                   250,873.31           2.9166667


(vi)   Aggregate Net Losses                                                                638,801.33


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                         4,068,525.13
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                         5,500,223.98
        Draws on Reserve Account                                                                 0.00
        Deposits to Reserve Account                                                        468,994.54


(viii)  Class A Notes Interest Carryover Shortfall                                               0.00           0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00           0.0000000
         Class C Notes Interest Carryover Shortfall                                              0.00           0.0000000
         Class A Notes Principal Carryover Shortfall                                             0.00           0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00           0.0000000
         Class C Notes Principal Carryover Shortfall                                             0.00           0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                 0.00


(x)  Delinquent Contracts
                                                                                           Number                Balance
                                                                                    ---------------------------------------------
           30-59 Days                                                                             155               1,744,229.50
           60-89 Days                                                                               0                       0.00
           90 Days or More                                                                          0                       0.00